Exhibit 10.1

MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) is made as of February 1, 2013 by and among the following parties:

BANK OF AMERICA, N.A., a national banking association, in its respective capacities as Administrative Agent, Collateral Agent, and Lender (Bank of America, N.A., in such respective capacities, “Bank”);

WALKER & DUNLOP, INC., a Maryland corporation (“Borrower”); and

WALKER & DUNLOP MULTIFAMILY, INC., a Delaware corporation, WALKER & DUNLOP, LLC, a Delaware limited liability company, and WALKER & DUNLOP  CAPITAL,  LLC, a Massachusetts limited liability company (singly and collectively, “Guarantor”).

W I T N E S S E T H

WHEREAS, Borrower and Guarantor (singly and collectively, “Obligors”) have entered into a certain loan arrangement with Bank presently evidenced by, among other documents, agreements, and instruments, that certain Credit Agreement dated as of September 4, 2012 by and among Bank and Obligors (as may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Credit Agreement”).   Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

WHEREAS, Obligors have requested that Bank modify and amend the Credit Agreement as and to the extent expressly provided herein; and

WHEREAS, Bank has agreed so to modify and amend the Credit Agreement as expressly set forth herein (but not otherwise);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Obligors hereby acknowledge, covenant, and agree as follows:

1.                                      Amendment to Credit Agreement.         As of February 1, 2013 (“Effective Date”), the Credit Agreement is hereby modified and amended as follows:

a.                                      In Section 6.15, entitled “Operating Accounts”, by striking in the entirety the existing text as presently appearing therein and by substituting in place thereof the following:

6.15                        Intentionally Omitted.

b.                                      References to Credit Agreement.   From and after the Effective Date, any and all references in the Loan Documents to the Credit Agreement (however defined or described) shall mean and refer to the Credit Agreement as hereby modified and amended, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

2.                                      Ratification of Loan Documents.   Obligors each hereby ratify, confirm, and reaffirm, in all respects and without condition, all of the terms and provisions of the Loan Documents, as modified, amended, and otherwise provided for herein.  Obligors each hereby acknowledge and agree that all terms and provisions of the existing Loan Documents applicable to it, except as and to the extent expressly modified and amended by this Agreement, shall continue to remain in full force and effect without further modification or amendment.

3.                                      Specified Representations of Obligors.  Obligors each hereby represent and warrant to Bank, as follows:

a.                                      The execution and delivery of this Agreement and all instruments, documents, and agreements contemplated herein have been duly authorized by all requisite corporate and other entity action on the part of each Obligor.

b.                                      This Agreement constitutes the legal, valid and binding obligation of Obligors, enforceable against each Obligor in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

c.                                       The execution and delivery of this Agreement and all instruments, documents, and agreements contemplated herein or therein and executed in connection herewith: (i) are within the corporate and other entity authority of the respective Obligors, and (ii) do not and will not contravene any provision of law, statute, rule or regulation, or material agreement to which any Obligor is subject or any Obligor’s charter, operating agreement, or other organization papers or formation documents, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Obligor (if any);

d.                                      No approval or consent of, or filing with, any governmental agency, authority, or other person or entity is required to make valid and legally binding the execution, delivery or performance by any Obligor of this Agreement and/or any other document, instrument, or agreement executed in connection herewith.

4.                                      Conditions to Effectiveness.  The agreements of Bank hereunder shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Bank:

a.                                      This Agreement and any and all instruments, documents, and agreements contemplated herein shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance reasonably satisfactory to Bank.

b.                                      All action on the part of Obligors necessary for the valid execution, delivery and performance, respectively, by Obligors pursuant to this Agreement and any and all instruments, documents, and agreements contemplated herein shall have been duly and effectively taken.

c.                                       Borrower shall have paid all attorneys’ reasonable fees and expenses incurred by Bank in connection with the execution and delivery of this Agreement.

5.                                      Multiple Counterparts; Amendments.  This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and shall not be modified by any prior oral or written discussions.  This Agreement may not be altered, modified, amended, or cancelled except by an instrument in writing duly executed by the party against whom enforcement of such alteration, modification, amendment, and/or cancellation is sought.  Except as expressly amended hereby, the remaining terms and conditions of the Credit Agreement and other Loan Documents shall remain in full force and effect.  It is the intention of the parties hereto that this Agreement may be executed in any number of counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

6.                                      WAIVER OF JURY TRIAL.  Each party hereto hereby makes the following waiver knowingly, voluntarily, and intentionally, and understand that each party hereto, in entering into this Agreement, is expressly relying on such waiver:  EACH PARTY HERERTO HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BORROWER, THE GUARANTOR, OR BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG THE BORROWER, THE GUARANTOR AND THE BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

7.                                      Governing Law; Sealed Instrument.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such Commonwealth (without regard to principles of conflict laws) and any applicable law of the United States of America.  This Agreement shall take effect as a sealed instrument pursuant to the law of the Commonwealth of Massachusetts.  The Obligors each submit to the jurisdiction of the courts of the Commonwealth of Massachusetts.

8.                                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, representatives, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

WALKER & DUNLOP, INC., a Maryland corporation

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel & Secretary

GUARANTOR:

WALKER & DUNLOP MULTIFAMILY, INC., a Delaware corporation

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel & Secretary

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel & Secretary

WALKER & DUNLOP CAPITAL, LLC, a Massachusetts limited liability company

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel & Secretary

(Signature Page — Modification Agreement — Walker & Dunlop, Inc. Term Loan]

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BANK:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

(Signature Page — Modification Agreement — Walker & Dunlop, Inc. Term Loan]

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